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EXHIBIT 5

July 29, 2005

File No. 209635

Agnico-Eagle Mines Limited
145 King Street East, Suite 500
Toronto, ON M5C 2Y7

Ladies and Gentlemen:

Agnico-Eagle Mines Limited

We have acted as counsel in Canada to Agnico-Eagle Mines Limited (the "Corporation") in connection with the preparation and filing of the registration statement on Form F-4 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"), filed with the United States Securities and Exchange Commission on July 29, 2005, for the registration of up to 10,345,583 common shares of the Corporation (the "Common Shares") to be issued to holders of Riddarhyttan Resources AB (publ) ("Riddarhyttan") shares in accordance with the terms of the offer (the "Exchange Offer") by the Corporation to exchange 0.1137 of a Common Share for each outstanding share of Riddarhyttan not already owned by the Corporation, as set out in the Registration Statement.

We have examined such corporate records of the Corporation, such certificates of certain officers of the Corporation, public officials and others, and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions expressed below, including, without limitation:

  (a)
  the Registration Statement;

  (b)
  a certificate of status dated July 28, 2005 (the "Certificate of Status") issued in respect of the Corporation issued by the Ministry of Consumer and Business Services pursuant to the Business Corporations Act (Ontario) (the "OBCA"); and

  (c)
  a certificate dated the date hereof of an officer of the Corporation.

For the purposes of the opinions expressed herein, we have (without independent investigation or verification):

  (a)
  assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, telecopied or photostatic copies or facsimiles thereof and the authenticity of the originals of such copies and facsimiles;

  (b)
  insofar as our opinions relate to any event or circumstance after the date hereof, assumed that the laws, including the rules, policy statements, orders, notices, rulings and other pronouncements of relevant securities regulatory authorities, applicable to such opinion will, at all relevant times, be the same as those in effect as of the date hereof;

  (c)
  with respect to our opinion expressed in paragraph 1 as to the existence of the Corporation, relied upon the Certificate of Status; and

  (d)
  assumed that the relevant regulatory authority could have issued the Certificate of Status, if requested, on the date hereof.

The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based and relying upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

1.
The Corporation is a corporation existing under the OBCA.

2.
All necessary corporate action has been taken by the Corporation to authorize the issuance of up to 10,345,583 Common Shares to shareholders of Riddarhyttan tendering their shares pursuant to the terms of the Exchange Offer.

3.
The Common Shares to be issued to holders of Riddarhyttan shares pursuant to the terms of the Exchange Offer will, upon the issuance thereof pursuant to the terms of the Exchange Offer, be validly issued and outstanding as fully paid and non-assessable shares of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the heading "Potential Unenforceability of Civil Liabilities and Judgments" in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

This opinion is being delivered to you for the purpose of inclusion as an Exhibit to the Registration Statement.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP

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